UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2012

TransUnion Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-172549	74-3135689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 West Adams Street, Chicago, Illinois		60661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Siddharth (Bobby) N. Mehta, the President and Chief Executive Officer of TransUnion Corp. (the “Company”), has advised the Board of Directors (the “Board”) of the Company that, for personal reasons, he desires to reduce his time commitment to the Company and, as a result, intends to relinquish his role as President and Chief Executive Officer of the Company. Based on this decision, the Board has authorized a review of candidates for the position of President and Chief Executive Officer of the Company and has retained Korn/Ferry International to assist the Board in this process. The Board expects to have a successor to Mr. Mehta in place by the end of 2012.

Mr. Mehta has confirmed his commitment to act as President and Chief Executive Officer of the Company until his successor has been duly appointed by the Board. Mr. Mehta will also remain on the Board after his successor has been appointed and will be retained as a consultant to the Company.

(d) Mr. Leo F. Mullin has been appointed by the Board to be a member of the Board effective as of July 11, 2012. With Mr. Mullin’s appointment, the nine (9) member Board currently has five (5) members and four (4) vacancies remain.

Mr. Mullin was appointed at the direction of GS Capital Partners (“GSCP”) (a principal shareholder of the Company) pursuant to the Major Stockholders’ Agreement dated as of April 30, 2012 (the “Major Stockholders’ Agreement”) among TransUnion Holding Company, Inc. (the parent of the Company), the Advent Investor (as defined therein) and the GS Investors (as defined therein). Mr. Mullin will be serving as a director designated by the GS Investors. Mr. Mullin was also appointed as the Chairperson of the Audit Committee of the Board.

Mr. Mullin retired from Delta Airlines in May 2004, after having served as Chief Executive Officer of Delta since 1997 and Chairman since 1999. Mr. Mullin serves as a Senior Advisor, on a part-time basis, to GSCP, including board service on companies in which GSCP has invested.

Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to 1997. He was an executive of First Chicago Corporation, the nation’s tenth largest bank, from 1981 to 1995, serving as that company’s President and Chief Operating Officer from 1993 to 1995, and as Chairman and Chief Executive Officer of American National Bank, a subsidiary of First Chicago Corporation, from 1991 to 1993. He has also served as a senior vice president at Conrail for five years, and as a consultant with McKinsey and Company for nine years, the last three years as a partner. Mr. Mullin is a Director of the publicly held companies Johnson & Johnson, ACE, Ltd., and Educational Management Corporation. He is a past Board Chairman of the Juvenile Diabetes Research Foundation.

He holds three degrees from Harvard University: A.B., 1964; M.S., 1965; and M.B.A., 1967.

The Board also approved the creation of the following Committees of the Board and appointed the directors whose names are set forth under the respective Committees’ name as the members of such Committee:

Audit

L. F. Mullin – Chairperson

P. C. Egan

Compensation

S. Tadler – Chairperson

S. Rajpal

Executive

S. N. Mehta – Chairperson

P. C. Egan

S. Rajpal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012	TRANSUNION CORP.

/s/ John W. Blenke
John W. Blenke
Executive Vice President, Corporate General Counsel and Secretary